Exhibit 99(b) - Experts

The consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from Allstate Life Insurance Company’s Current Report on Form 8-K for the year ended December 31, 2011, filed on May 4, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated March 8, 2012 and dated May 4, 2012 as to the effects of retrospective adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts as discussed in Note 2, (which report express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph relating to a change in accounting for costs associated with acquiring or renewing insurance contracts as required by accounting guidance adopted retrospectively and its recognition and presentation for other-than-temporary impairments as required by accounting guidance adopted in 2009), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2012 and 2011, June 30, 2012 and 2011 and September 30, 2012 and 2011 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the quarterly reports on Form 10-Q of Allstate Life Insurance Company for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.